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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THERAVANCE BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 17, 2015

        You are cordially invited to attend the 2015 Annual General Meeting of Shareholders of Theravance Biopharma, Inc. ("Annual Meeting") that will be held on April 22, 2015 at 1:00 p.m. Greenwich Mean Time ("GMT"), at The Merrion Hotel, Upper Merrion St, Dublin 2, Ireland.

        Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2015 Annual Report on Form 10-K. We encourage you to read this information carefully.

        Your vote is important. Whether or not you plan to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

        Thank you for your ongoing support of Theravance Biopharma.

Very truly yours,

Rick E Winningham Chief Executive Officer and Chairman

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

NOTICE OF 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Time and Date:	April 22, 2015 at 1:00 p.m. GMT.
Place:	The Merrion Hotel, Upper Merrion St Dublin 2, Ireland
Items of Business:	(1)

To elect the three directors named in the proxy statement accompanying this notice to serve as Class I directors until the annual meeting held in 2018 and until their successors are duly elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2015.
(3) To transact such other business as may properly come before the annual meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a shareholder of record as of the close of business on March 6, 2015.
Voting:

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About Procedural Matters."

        If you have any questions regarding this information or the proxy materials, please visit our website at www.theravance.com/home or contact our investor relations department at (650) 808-6000.

        All shareholders are cordially invited to attend the annual meeting in person.

By order of the board of directors,

Rick E Winningham Chief Executive Officer and Chairman

March 17, 2015

            You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the U.S.) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual
General Meeting of Shareholders to be held on Thursday April 22, 2015:

The proxy statement is available at http://investor.theravance.com/proxy.cfm

i

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

PROXY STATEMENT FOR
2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

        This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2015 annual general meeting of shareholders (the "Annual Meeting") to be held at 1:00 p.m. GMT on April 22, 2015, and any postponements or adjournments thereof. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St, Dublin 2, Ireland. As used in this proxy statement, the terms "Theravance Biopharma," "we," "us," and "our" mean Theravance Biopharma, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:
Why am I receiving these proxy materials?

A:
Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on April 22, 2015 at 1:00 p.m. GMT, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to mail this Proxy Statement and accompanying proxy card on or about March 24, 2015 to all shareholders of record entitled to vote at the Annual Meeting.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St, Dublin 2, Ireland.

Q:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a shareholder of record or a beneficial owner as of March 6, 2015. Admission will begin at 1:00 p.m. GMT on the date of the Annual Meeting, and you must present valid picture identification such as a driver's license or passport and, if asked, provide proof of share ownership as of March 6, 2015. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 1:00 p.m. GMT. The Annual Meeting will be held at The Merrion Hotel, Upper Merrion St, Dublin 2, Ireland and shareholders may request directions to the location of our Annual Meeting by calling (650) 808-6000.

Share Ownership

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Shareholders of record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the "shareholder of record," and this notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners—Many Theravance Biopharma shareholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name." If this notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the shareholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not shareholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding ordinary shares entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by the Amended and Restated Memorandum and Articles of Association or by law, the holders of ordinary shares will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Theravance Biopharma. Each holder of ordinary shares will have the right to one vote per ordinary share. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Under the laws of the Cayman Islands, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a completed proxy card but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our ordinary shares at the close of business on March 6, 2015 (the "Record Date") are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 33,801,727 ordinary shares in issue. In deciding all matters at the Annual Meeting, each holder of ordinary shares of Theravance Biopharma will be entitled to one vote per ordinary share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Shareholder of record—If you are a shareholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet—You may vote by proxy via the Internet by following the instructions provided in the proxy card.

•
By Telephone—You may vote by proxy by telephone by calling the toll free number found on the proxy card.

•
By Mail—You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to the information forwarded by your bank or broker to see which voting options are available to you.

Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, shareholders will be asked to vote:

(1)
To elect the three directors identified in this proxy statement to serve as Class I directors until the annual meeting held in 2018 and until their successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(3)
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal One—The election of directors requires a plurality vote of the shares of ordinary shares voted at the meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors. As a result, any shares not voted "for" a particular nominee (whether as a result of shareholders withholding votes or a broker non-vote) will not be counted in such nominee's favor.

Proposal Two—The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:
How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

•
"FOR" the three nominees for election as director listed in Proposal One; and

•
"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Q:
What happens if I do not give specific voting instructions?

A:
Shareholder of record—If you are a shareholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Q:
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:
Brokerage firms and other intermediaries holding shares of ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on the following "non-routine" matter absent direction from you: the election of directors.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a shareholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Secretary.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of ordinary shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Theravance Biopharma may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:
Is my vote confidential?

A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Theravance Biopharma or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Shareholder Proposals and Director Nominations

Q:
What is the deadline to propose actions for consideration at next year's annual meeting of shareholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Requirements for shareholder proposals to be considered for inclusion in our proxy materials—Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of shareholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2016 annual meeting of shareholders, shareholder proposals must be received by our Secretary no later than November 18, 2015, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Requirements for shareholder proposals to be brought before an annual meeting—In addition, our Amended and Restated Memorandum and Articles of Association establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders. In general, nominations for the election of directors may be made by our board of directors of any committee thereof or any shareholder, who is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations.

Our Amended and Restated Memorandum and Articles of Association also provide that the only business that may be conducted at an annual general meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors (or any committee thereof), (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereof) or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below) and otherwise complied with the provisions of our Amended and Restated Memorandum and Articles of Association.

The "Notice Deadline" is defined as that date which is not less than 45 days nor more than 75 days prior to the one year anniversary of the previous year's annual meeting of shareholders. As a result, the Notice Deadline for the 2016 annual meeting of shareholders is between February 7, 2016 and March 8, 2016.

Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in "Corporation Governance—Shareholder Recommendations for Nominations to the Board of Directors."

Q:
How may I obtain a copy of the provisions of the Amended and Restated Memorandum and Articles of Association regarding shareholder proposals and director nominations?

A:
A copy of the full text of the provisions discussed above may be obtained by writing to our Secretary. A copy of our Amended and Restated Memorandum and Articles of Association is posted on the Investor Relations portion of our website at www.theravance.com. All notices of proposals by shareholders, whether or not included in Theravance Biopharma's proxy materials, should be sent to our principal executive offices, Attention: Secretary.

Additional Information about the Proxy Materials

Q:
What does it mean if multiple members of my household are shareholders but we only received one set of proxy materials in the mail?

A:
We have adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, shareholders should send their requests to our principal executive offices, Attention: Secretary. Shareholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:
What is the mailing address for Theravance Biopharma's principal executive offices?

A:
The mailing address for our principal executive offices is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands; however, all shareholder correspondence should be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080. The telephone number at that location is (650) 808-6000.

Any written requests for additional information, copies of the proxy materials and 2015 Annual Report, notices of shareholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

Separation from Theravance, Inc.

Q:
When and how did we become independent from Theravance, Inc.?

A:
On June 1, 2014, Theravance, Inc. separated its late-stage respiratory assets partnered with GlaxoSmithKline from its biopharmaceutical operations by transferring its discovery, development and commercialization operations and contributing $393.0 million of cash, cash equivalents and marketable securities to its then wholly-owned subsidiary, Theravance Biopharma. On June 2, 2014 Theravance, Inc. made a pro rata dividend distribution to its stockholders of record on May 15, 2014 of one ordinary share of Theravance Biopharma for every three and one half shares of Theravance, Inc. common stock outstanding on the record date (the "Spin-Off"). The Spin-Off resulted in Theravance Biopharma operating as an independent, publicly traded company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2015.

The proxy statement and annual report to shareholders is available at http://investor.theravance.com/proxy.cfm

PROPOSAL ONE

ELECTION OF DIRECTORS

General

        Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of ten members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Our Amended and Restated Memorandum and Articles of Association authorize only our board of directors to fill vacancies on our board of directors. Any director appointed by our board of directors shall hold office for the remaining term of the class of director which he or she is appointed and shall then be eligible for re-election. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

        Three Class I directors have been nominated for election at the Annual Meeting each for a three-year term expiring in 2018. Upon the recommendation of our nominating and governance committee, our board of directors has nominated Eran Broshy, Henrietta H. Fore and Burton G. Malkiel, each a current Class I director, for election as Class I directors. Michael G. Atieh, also a current Class I director, has informed us that he will not stand for re-election at the Annual Meeting. The term of office of each person elected as director will continue until such director's term expires in 2018, or until such director's successor has been duly elected and qualified.

Information Regarding the Nominees and Other Directors

        The following is a brief biography of each nominee nominated for election at the Annual Meeting and each director who will continue as a director after the Annual Meeting. Also listed below are the nominees' and directors' respective ages as of March 31, 2015. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the board of directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

Nominees for Class I Directors for a Term Expiring in 2018

Name	Age	Principal Occupation and Business Experience
Eran Broshy	56	Eran Broshy has served as a director since June 2014. Mr. Broshy has served as an operating partner with Linden Capital Partners, a private equity firm, since March 2013 and as an executive advisor with Court Square Capital, also a private equity firm, since March 2013. From June 2009 to December 2012, Mr. Broshy was a senior advisor to Providence Equity Partners, where he supported the private equity firm's healthcare information investment efforts. Mr. Broshy previously served for over a decade as the Chief Executive Officer (until 2008) and chairman of the board of directors (until 2010) of

Name	Age	Principal Occupation and Business Experience
		inVentiv Health, Inc., a privately held company (and until August 2010 a Nasdaq listed company) that delivers a broad range of clinical and commercialization services to pharmaceutical and life sciences companies globally. Prior to joining inVentiv, Mr. Broshy was a management consultant with The Boston Consulting Group for 14 years, including as the partner responsible for BCG's healthcare practice across the Americas for a number of years. He also served as President and Chief Executive Officer of Coelacanth Corporation, a privately held biotechnology company, from 1998 to 1999. He currently serves on the board of directors of Magellan Health Services, Inc., a public specialty health care management company, and within the previous five years Mr. Broshy has also served on the board of directors of two other public companies: inVentiv Health, Inc. and Neurogen Corporation, a biotechnology company. He also serves on the Simon Wiesenthal Center's New York Executive Board, and is a member of the Corporation of the Massachusetts Institute of Technology, where he also serves on the Visiting Committees for Brain and Cognitive Sciences, for the Institute of Medical Engineering and Science, and for Electrical Engineering and Computer Science. Mr. Broshy holds an M.B.A. from Harvard University, an M.S. in civil engineering from Stanford University, and a B.S. in civil engineering from the Massachusetts Institute of Technology. Mr. Broshy's demonstrated leadership in the healthcare industry in general and the managed healthcare industry in particular contributed to our conclusion that he should serve as a director.
Henrietta H. Fore	66
		Henrietta H. Fore has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since October 2010, Ms. Fore served as a director of Theravance, Inc. Ms. Fore has served as the Chairman of the Board and Chief Executive Officer of Holsman International, a manufacturing, consulting and investment company, since 2009. From 2007 to 2009, Ms. Fore served as the Administrator of the U.S. Agency for International Development, and Director of United States Foreign Assistance, holding the equivalent rank as Deputy Secretary of State. In this position she was responsible for managing U.S. foreign assistance to countries recovering from disaster, trying to escape poverty, and engaging in democratic reforms. She also served on the boards of the Overseas Private Investment Corporation, and the Millennium Challenge Corporation during this period. From 2005 to 2007, Ms. Fore served as Under Secretary of State for Management, the Chief Operating Officer for the Department of State, where she was responsible for the people, resources, facilities, technology and security of the Department and was the Secretary's principal advisor on management issues. Ms. Fore

Name	Age	Principal Occupation and Business Experience
		serves on the Corporate Boards of Exxon Mobil Corporation and General Mills. She is Global Co-Chair of Asia Society and Women Corporate Directors. Ms. Fore is a Trustee of the Aspen Institute and the Center for Strategic and International Studies. She also serves on the boards of the Committee Encouraging Corporate Philanthropy, Diagnostics for All, Center for Global Development, Committee for Economic Development, Initiative for Global Development, and Middle East Investment Initiative. Ms. Fore has a Bachelor of Arts degree in History from Wellesley College and a Master of Science degree in Public Administration from the University of Northern Colorado. Ms. Fore's senior management experience at high levels within the U.S. government and her current experience as a chief executive officer and chairman of an investment and management company contributed to our conclusion that she should serve as a director.
Burton G. Malkiel	82
		Burton G. Malkiel, Ph.D., has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since July 2007, Dr. Malkiel served as a director of Theravance, Inc. Dr. Malkiel, the Chemical Bank Chairman's Professor of Economics at Princeton University, is the author of A Random Walk Down Wall Street. He is also the author of over 125 articles and is the author or co-author of nine other books. From 1981 to 1988 he was dean of the Yale University School of Management and also served as the William S. Beinecke Professor of Management Studies. He is a past appointee to the President's Council of Economic Advisors. In addition, Dr. Malkiel currently serves on the board of directors of several corporations including The Vanguard Group Ltd. and Genmab. He also serves on several investment management boards including the Investment Committees for the American Philosophical Association and Alpha Shares, LLC. He is a past president of the American Finance Association and the International Atlantic Economic Association. He holds a B.A. and MBA degree from Harvard University and a Ph.D. degree from Princeton University. Dr. Malkiel's demonstrated leadership in his field, his knowledge of financial and financing matters, and his ability to serve as a financial expert on our audit committee contributed to our conclusion that he should serve as a director.

Incumbent Class II Directors Whose Term Expires in 2016

Name	Age	Principal Occupation and Business Experience
Robert V. Gunderson, Jr.	63	Robert V. Gunderson, Jr. has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since September 1999, Mr. Gunderson served as a director of Theravance, Inc. He is a founding partner of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson currently serves as a director of a number of private companies. Mr. Gunderson holds a J.D. from the University of Chicago, where he was Executive Editor of The University of Chicago Law Review. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University. Mr. Gunderson's demonstrated leadership in his field, his understanding of our industry and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.
Rick E Winningham	55
		Rick E Winningham has served as a director since July 2013. Prior to and following our spin-off from Theravance, Inc., Mr. Winningham served as a director of Theravance, Inc. from October 2001 to October, 2014. From 1997 to 2001 he served as President, Bristol Myers Squibb Oncology/Immunology/Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol Myers Squibb, Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/Metabolics and GU/GI/Neuroscience therapeutic areas. Mr. Winningham held various management positions with Bristol Myers Squibb and its predecessor, Bristol Myers, since 1986. Mr. Winningham is a member of the board of directors of Jazz Pharmaceuticals, Inc. and the California Healthcare Institute. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our board of directors. Mr. Winningham's demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.

Incumbent Class III Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Business Experience
Dean J. Mitchell	58	Dean J. Mitchell has served as a director since June 2014. Mr. Mitchell has served as Executive Chairman of the Board of Covis Pharma Holdings, a specialty pharmaceutical company, since August 2013, and on the Board of ImmunoGen Inc., a public oncology company, since 2012. Prior to that, Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004 he served in various senior executive capacities in the worldwide medicines group of Bristol Myers Squibb Company, a pharmaceutical company. Prior to the Bristol Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. In addition to serving on the Covis Pharma Holdings board, Mr. Mitchell is also a current director of Intrexon, Inc., a biotechnology company, and, within the past five years, he also served as a director of each of Ista Pharmaceuticals, Inc., a specialty pharmaceutical company, Lux Biosciences, Inc. and Talecris Biotherapeutics Holdings Corp., a biopharmaceutical company and producer and marketer of plasma derived protein therapies. Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in biology from Coventry University. We believe that Mr. Mitchell's qualifications to serve as our director include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later stage drug development and commercialization, and his experience as a President, Chief Executive Officer and board member of multiple biotechnology companies.
Peter S. Ringrose	69
		Peter S. Ringrose, Ph.D., has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since April 2010, Dr. Ringrose served as a director of Theravance, Inc. Dr. Ringrose was Chief Scientific Officer and President of Bristol Myers Squibb Pharmaceutical Research Institute from 1997-2002 and Senior Vice President for Worldwide Drug Discovery at Pfizer Inc from 1982-1996. Since 2002 Dr. Ringrose has served as chair of the Biotechnology and Biological Sciences Research Council UK (2003-2009) and was a non-executive director of Cambridge Antibody

Name	Age	Principal Occupation and Business Experience
		Technology until its acquisition by Astra Zeneca in 2006 and non-executive director of Astex Therapeutics Ltd. until its acquisition by SuperGen in 2011 and Biotica Technology Ltd. until 2013. He is currently a non-executive director of Rigel Pharmaceuticals Inc. Dr. Ringrose is a council member of the UK Foundation for Science and Technology and was a member the UK Government's Technology Strategy Board until 2009. Dr. Ringrose received a B.Sc., M.A. and Ph.D. from the University of Cambridge. His significant scientific leadership experience in the pharmaceutical industry contributed to our conclusion that Dr. Ringrose should serve as a director.
George M. Whitesides	75
		George M. Whitesides, Ph.D., has served as a director since October 2013. Prior to our spin-off from Theravance, Inc. in June 2014 and since the inception of Theravance, Inc. in 1996, Dr. Whitesides served as a director of Theravance, Inc. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 until 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard University. From 1982 until 1991 he was a member of the Department of Chemistry at Harvard University and Chairman of the Department of Chemistry from 1986 until 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 until 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 14 scientific journals. He is also a member of the board of directors of Surface Logix, Inc., Nano Terra Inc., Arsenal Biomedical, Inc. and 480 Biomedical, Inc. In addition, in the past five years, Dr. Whiteside has served on the board of directors of Rohm and Haas Company. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University. Dr. Whiteside's demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should serve as a director.
William D. Young	70
		William D. Young has served as a director since October 2013 and has served as our lead independent director since April 2014. Prior to our spin-off from Theravance, Inc. in June 2014 and since April 2001, Mr. Young served as a director of Theravance, Inc. He is currently a Venture Partner at Clarus Ventures and Executive Chairman of NanoString Technologies, a Clarus portfolio company. Mr. Young served from 1999 until 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer, where he was responsible for all Product Development, Manufacturing and Commercial functions.

Name	Age	Principal Occupation and Business Experience
Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for fourteen years and held various positions in production and process engineering, antibiotic process development and production management. Mr. Young is a member of the board of directors of BioMarin, Inc. and Vertex Pharmaceuticals. He was a member of Biogen Idec's Board of Directors until 2014, having served as a director since 1997 and as Chairman of the Board since 2010. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young's demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our conclusion that he should serve as a director.

        There are no family relationships among any of our directors or executive officers. See "Corporate Governance" and "Executive Compensation—Compensation of Directors" below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE CLASS I NOMINEES NAMED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2015.

        Notwithstanding its selection and even if our shareholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Theravance Biopharma and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. Our audit committee is submitting the selection of Ernst & Young LLP to our shareholders because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.

        If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

        The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the year ended December 31, 2014.

Year Ended December 31, 2014
(in thousands)
Audit Fees(1)	$1,022
Tax Fees(2)	15
All Other Fees	—

Total Fees	$1,037

(1)
For the year ended December 31, 2014, this category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings for which only the independent registered public accounting firm can reasonably be expected to provide.

(2)
For the year ended December 31, 2014, this category represents fees related to tax consulting and planning services.

        There were no audit services provided during the year ended December 31, 2013 because the Spin-Off was completed in June 2014.

Pre-Approval of Audit and Non-Audit Services

        Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval if needed on a time urgent basis) pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

 CORPORATE GOVERNANCE

Code of Conduct

        Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of conduct is posted on the Investor Relations portion of our website at www.theravance.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above.

Board Composition

        Our business affairs are managed under the direction of our board of directors, which is currently composed of ten members. Nine of our directors are independent within the meaning of the Nasdaq Marketplace ("Nasdaq") rules for listed companies. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

        Directors in a particular class will be elected for three-year terms at the annual meeting of shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

        Our ordinary shares are listed on Nasdaq. The listing rules of this stock exchange generally require that a majority of the members of a listed company's board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the Nasdaq rules. The independent members of our board of directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.

Board Leadership Structure

        We currently have a single individual serving as our chairman of the board of directors and our principal executive officer. Mr. Young serves as our lead independent director. In his role as lead independent director, Mr. Young provides a source of leadership for the board of directors that is complementary to that of Mr. Winningham as chairman of the board of directors. As the lead independent director, Mr. Young coordinates the activities of the other independent directors, including coordinating with the chairman an appropriate schedule of board of directors and committee meetings, suggesting to the chairman agenda topics for meetings of the board of directors, coordinating with the chairman on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the board of directors' independent directors, serving as the principal liaison between the independent directors and the chairman, coordinating with the General Counsel and Secretary responses to questions and/or concerns from shareholders, employees, or other interested parties, and, in his dual role as lead director and chairman of the compensation committee, delivering the results of the chief executive officer's performance evaluation. Our board believes that the combined role of chairman and chief executive officer, while balanced with our use of a lead independent director, facilitates centralized board leadership in one person, so there is no ambiguity about accountability. In addition, given the relatively small size of our company, our board of directors believes that Mr. Winningham's leadership as both chairman and chief executive officer is appropriate. Our corporate governance guidelines are posted on the Investor Relations portion of our website at www.theravance.com.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written resolutions from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each of our compensation, nominating and governance and audit committees qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investor Relations portion of our website at www.theravance.com.

  Audit Committee

        During our fiscal year ended December 31, 2014, our audit committee held 8 meetings. The current members of our audit committee are Mr. Atieh, Dr. Malkiel, Mr. Mitchell and Ms. Fore, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Dr. Malkiel and Ms. Fore have served as members of the committee since October 22, 2013, Mr. Atieh has served since June 2, 2014, and Mr. Mitchell has served since October 22, 2014. Mr. Atieh, a current member of our audit committee, has informed us that he will not stand for re-election at the Annual Meeting and therefore will cease to be a member of our audit committee on April 22, 2015. Mr. Atieh, Dr. Malkiel, Mr. Mitchell and Ms. Fore are each independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Dr. Malkiel serves as chair of the audit committee. Our board of directors has determined that Dr. Malkiel qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq.

        The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.

  Compensation Committee

        During our fiscal year ended December 31, 2014, our compensation committee held 8 meetings and acted by written resolutions 1 time. The current members of our compensation committee are Messrs. Broshy (who was appointed to the committee on October 22, 2014) and Young and Drs. Ringrose and Whitesides, each of whom is a non-employee member of our board of directors, including under applicable tax (IRC Section 162(m)) and securities law (Section 16) rules, and each of whom our board of directors has determined qualify as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards. Mr. Young serves as chair of the compensation committee. The purpose of our compensation committee is to review and approve our overall compensation strategy and policies. Specifically, our compensation committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for our principal executive officer, other executive officers and key employees for each fiscal year; recommends to our board of directors the compensation of our directors; recommends to our board of directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants options and other equity awards; and administers our equity incentive plans and similar programs.

        Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of our directors. However, he makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the committee's deliberations about their compensation. Our general counsel, chief financial officer and our vice president, human resources, also assist our compensation committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of our executive officers or directors.

        During our fiscal year ended December 31, 2014, our compensation committee engaged the services of Frederic W. Cook & Co. ("FW Cook"), a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. FW Cook reports directly to the compensation committee. FW Cook does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that FW Cook does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

  Nominating/Corporate Governance Committee

        During our fiscal year ended December 31, 2014, our nominating/corporate governance committee held 2 meetings. The current members of our nominating/corporate governance committee are Mr. Broshy (who was appointed to the committee on October 22, 2014), Dr. Malkiel, Mr. Young and Ms. Fore, each of whom is a non-employee member of our board of directors. Ms. Fore has served as chair of the nominating/corporate governance committee since her appointment to the committee on July 21, 2014. The nominating/corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors and evaluates the performance of our board of directors and individual directors. Our nominating and governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters.

Compensation Committee Interlocks and Insider Participation

        As noted above, the compensation committee of our board of directors is comprised of Messrs. Broshy and Young and Drs. Ringrose and Whitesides. None of the members of our compensation committee was at any time during the fiscal year ended December 31, 2014 (or at any other time) an officer or employee of Theravance Biopharma. None of our executive officers serves, or served during our fiscal year ended December 31, 2014, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

        The full board of directors met 8 times during our fiscal year ended December 31, 2014 and acted by written resolutions 1 time. No director attended fewer than 75% of the total number of meetings of the board of directors (held during the period he or she was a director) and meetings of any committees of the board of directors (during periods when he or she was a member) during our fiscal year ended December 31, 2014.

        It is our policy that directors are invited and encouraged to attend our annual meetings of shareholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.

Shareholder Recommendations for Nominations to the Board of Directors

        Our nominating and governance committee has adopted Policies and Procedures for Director Candidates. Shareholder recommendations for candidates to our board of directors must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person's ownership of our shares. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references and an indication of the candidate's willingness to serve.

Board Oversight of Risk

        One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters; our compensation committee oversees major risks associated with our compensation policies and programs; and our nominating and governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors and director succession planning.

Director Compensation

        The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our board of directors.

  Cash Compensation

        Each member of our board of directors who is not an employee is paid an annual retainer of $50,000 as well as $1,000 for each board and committee meeting attended ($500 for scheduled in-person meetings that a board member attends by video or telephone conference). In addition, the chairperson of our audit committee is paid a $20,000 annual retainer, the chairperson of our compensation committee is paid a $13,000 annual retainer, and the chairpersons of our nominating/corporate governance committee and our science and technology advisory committee are each paid a $10,000 annual retainer. Our lead independent director is also paid a $25,000 annual retainer. The members of our board are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policies.

  Equity Compensation

        Each of our non-employee directors is also compensated with periodic automatic grants of equity awards under a program implemented under our 2013 Equity Incentive Plan. These grants are non-discretionary, and only our non-employee directors are eligible to receive these automatic grants.

        Under our automatic grant program, each individual who first becomes a non-employee director will, on the date such individual joins our board, automatically be granted a one-time nonstatutory share option grant covering 12,000 ordinary shares. These initial option grants vest monthly over the director's first two years of service. In addition, on the date of joining our board of directors, a new non-employee director will also receive the standard annual equity award (if joining on the date of our annual meeting of shareholders) or a pro-rated annual equity award (if joining on any other date), as described below. The pro-ration will be based upon the number of months of service the new board member will provide during the 12-month period ending on the one-year anniversary of the most recent annual meeting of shareholders.

        Annually, upon his or her re-election to our board at the annual meeting of shareholders, each non-employee director automatically will be granted restricted share units ("RSUs") covering 6,000 ordinary shares. This standard annual RSU grant will vest in full on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders.

        All automatic equity awards vest in full if we are subject to a change in control or the board member dies or becomes disabled while in service. Each share option granted pursuant to the automatic grant program will have an exercise price equal to the fair market value of our ordinary shares on the date of grant, a term of up to ten years and will remain exercisable for three years following termination of a director's service other than for cause. Each RSU granted pursuant to the automatic grant program will be settled by issuing our ordinary shares upon vesting and includes cash dividend equivalent rights in the event we pay any cash dividends to shareholders while the award is outstanding.

        In addition to the automatic equity awards described above, directors are also eligible to receive other equity awards under our 2013 Equity Incentive Plan.

        In connection with the Spin-Off and in contrast to our automatic grant program, however, each of our non-employee directors that was serving as a member of our board of directors at the time of the Spin-Off, as well as each of our non-employee directors that became a member of our board of directors in connection with the Spin-Off, received the initial option grant described above (with vesting occurring monthly over the director's first three years of service, rather than two years) as well as an annual equity award provided in the form of an option covering 12,000 of our ordinary shares that vests monthly over the twelve month period following the date of grant.

2014 Director Compensation Table

        The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during 2014, other than a director who also served as a named executive officer. For persons who served as directors of Theravance, Inc. prior to the Spin-Off, the table below also includes compensation awarded to, earned by or paid to such directors by Theravance, Inc. prior to the Spin-Off.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
(a)	(b)	(c)	(d)	(h)
Michael G. Atieh	35,984	—	332,666	368,650
Eran Broshy	31,984	—	332,666	364,650
Henrietta H. Fore	77,457	171,240	414,403	663,100
Robert V. Gunderson, Jr.	62,500	171,240	414,403	648,143
Burton G. Malkiel, Ph.D.	97,000	171,240	414,403	682,643
Dean J. Mitchell	32,984	—	332,666	365,650
Peter S. Ringrose, Ph.D.	80,797	171,240	414,403	666,440
George M. Whitesides, Ph.D.	75,000	171,240	414,403	660,643
William D. Young	100,492	171,240	414,403	686,135

(1)
Includes the annual retainer paid to each director, the annual retainers paid to the chairperson of each committee and to the lead independent director, as well as fees for attendance at board of director and committee meetings.

(2)
The amounts in these columns represent the aggregate grant date fair value of stock awards and option awards granted to the director during 2014 computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 13, 2015 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards. Though the amounts include the grant date fair value of stock and option awards made to Ms. Fore, Messrs. Gunderson and Young and Drs. Malkiel, Ringrose and Whitesides by Theravance, Inc. pursuant to its automatic director grant program, those awards were forfeited by the directors when they resigned from Theravance, Inc.'s board of directors in connection with the Spin-Off.

(3)
As of December 31, 2014, certain of the above-listed directors held outstanding RSUs under which the following number of shares of Theravance, Inc.'s common stock were issuable: Ms. Fore (22,755); Mr. Gunderson (22,755); Dr. Malkiel (22,755); Dr. Ringrose (22,755); Dr. Whitesides (22,755); and Mr. Young (22,755). These RSUs are fully vested based on service to Theravance, Inc. prior to the Spin-Off, but have not yet settled in accordance with their terms.

(4)
As of December 31, 2014, the above-listed directors held outstanding options to purchase the following number of our ordinary shares: Mr. Atieh (24,000); Mr. Broshy (24,000); Ms. Fore (24,000); Mr. Gunderson (24,000); Dr. Malkiel (24,000); Mr. Mitchell (24,000); Dr. Ringrose (24,000); Dr. Whitesides (24,000); and Mr. Young (24,000). As of December 31, 2014, certain of the above-listed directors also held outstanding options to purchase the following number of shares of Theravance, Inc.'s common stock: Ms. Fore (34,132); Mr. Gunderson (89,515); Dr. Malkiel (75,854); Dr. Ringrose (22,755); Dr. Whitesides (89,515); and Mr. Young (89,515). The Theravance, Inc. options held by our non-employee directors are fully vested, but, in connection with the Spin-Off, they were amended to remain outstanding based on service on our board of directors.

Shareholder Communications with the Board of Directors

          Shareholders interested in communicating with the board of directors or a particular director should send correspondence to Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the shareholder as it appears on our books and, if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the number of Ordinary Shares that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Shareholder-Director Communications Policy, the Secretary has been instructed, in his discretion, to screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the board of directors or a particular director, as appropriate.

EXECUTIVE OFFICERS

        The following table provides information concerning our executive officers as of March 31, 2015:

Name	Age	Position(s)
Rick E Winningham	55	Chief Executive Officer and Chairman of the Board
Leonard M. Blum	54	Senior Vice President and Chief Commercial Officer
Renee D. Gala	43	Senior Vice President and Chief Financial Officer, Treasurer
Brett K. Haumann	45	Senior Vice President, Clinical Development and Operations
Junning Lee	58	Senior Vice President, Technical Operations
Mathai Mammen	47	Senior Vice President, Research and Development
Frank Pasqualone	59	Senior Vice President, Operations
Bradford J. Shafer	55	Senior Vice President, General Counsel and Secretary

        Rick E Winningham.    See biographical information set forth above under "Proposal One—Election of Directors—Information Regarding the Nominees and Other Directors."

        Leonard M. Blum has served as our Senior Vice President and Chief Commercial Officer since October 2014. Prior to joining Theravance Biopharma, Mr. Blum served as Senior Vice President and Chief Commercial Officer of Theravance, Inc. since July 2007. Prior to joining Theravance, Inc., Mr. Blum served as Senior Vice President of Sales and Marketing at ICOS Corporation. From 1987-2000, Mr. Blum held positions of increasing responsibility in marketing and sales management at Merck & Co. in both U.S. and international markets. Mr. Blum earned an M.B.A. from Stanford University, studied Finance as a Fulbright Fellow at the University of Zurich, and received an A.B. in Economics, magna cum laude, from Princeton University. Mr. Blum served as an officer in the U.S. Army Special Forces.

        Renee D. Gala joined Theravance Biopharma as Vice President, Finance and Treasurer in June 2014 in connection with our spin-off from Theravance, Inc., became Senior Vice President, Finance in July 2014 and became Senior Vice President and Chief Financial Officer in December 2014. Prior to the Spin-Off, Ms. Gala had been Vice President, Finance at Theravance, Inc. since January 2013. Ms. Gala joined Theravance, Inc. in June 2006, initially as Director of Financial Planning and Analysis and then as Senior Director of Finance and Procurement in July 2008. From 2001 to 2006, Ms. Gala worked at Eli Lilly and Company, where she held positions of increasing responsibility in global treasury, pharmaceutical sales, and corporate strategy/business development. Prior to joining Eli Lilly, she spent seven years in the energy industry in the U.S. and internationally in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Gala earned a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

        Brett K. Haumann, M.D., M.B.A., joined Theravance as Vice President, Clinical Development, in October 2013, became Vice President, Clinical Development and Operations in March 2014 and became Senior Vice President, Clinical Development and Operations in December 2014. Prior to joining Theravance, Dr. Haumann served as Chief Medical Officer at Circassia Limited. Previously, Dr. Haumann held senior positions at GlaxoSmithKline, including Medicines Development Leader and Vice President Clinical Development. Dr. Haumann has more than 15 years of experience in the discovery and development of pulmonary and allergy medicines. Dr. Haumann completed his M.D. at the University of Witwatersrand Medical School, South Africa and holds an M.B.A. from Open University, United Kingdom.

        Junning Lee, Ph.D., has served as our Senior Vice President, Technical Operations, since September 2014. Prior to joining Theravance Biopharma, Dr. Lee served as Senior Vice President, Technical Operations at Theravance, Inc. since January 2014. Dr. Lee joined Theravance, Inc. in 2001 and held various positions prior to his promotion that position in January 2014. Prior to joining Theravance, Inc., Dr. Lee had more than 11 years of increasing responsibility at Schering-Plough Research Institute

(from 1990 to 2001). He was an NIH Postdoctoral Fellow at Oregon State University (from 1989 to 1990). He received his Ph.D. in Organic Chemistry from Boston University, and obtained a BS Pharmacy from China Pharmaceutical University, Nanjing, China, where he graduated with University Honors.

        Mathai Mammen, M.D., Ph.D., has served as our Senior Vice President, Research and Development, since October 2014. Prior to joining Theravance Biopharma, Dr. Mammen served as Senior Vice President, Research at Theravance, Inc., since March 2014. Dr. Mammen co-founded Theravance, Inc. in 1996 and held numerous roles before such promotion in March 2014. He has served previously in various positions in both the Medicinal Chemistry Department and the Molecular and Cellular Biology Department, most recently as Vice President, Molecular and Cellular Biology. Dr. Mammen obtained his M.D. from Harvard Medical School/Massachusetts Institute of Technology, and his Ph.D. in Physical Organic Chemistry from Harvard University. Dr. Mammen obtained his Bachelor's Degree in Chemistry from Dalhousie University in Halifax, Nova Scotia.

        Frank Pasqualone joined Theravance Biopharma as Senior Vice President, Operations in June 2014 in connection with our spin-off from Theravance, Inc. Prior to the Spin-Off, Mr. Pasqualone held the position of Senior Vice President, Operations at Theravance, Inc. since January 2014. From 1986 to 2012, Mr. Pasqualone was at Bristol-Myers Squibb, where he served as President of Intercontinental Region: Latin America, Middle East and Africa from 2010 to 2012, President of Southern Europe from 2009 to 2010, Senior Vice President and General Manager Iberia and Middle East and Africa from 2008 to 2009, and in various other senior management positions in the U.S. and globally. Since leaving Bristol-Myers Squibb and prior to joining Theravance, Mr. Pasqualone was self-employed as a part-time consultant. Mr. Pasqualone holds an M.B.A. from University of Dayton and a B.S. in Marketing from Bowling Green State University in Ohio.

        Bradford J. Shafer has served as our Senior Vice President, General Counsel since September 2014 and our Secretary since November 2014. Prior to joining Theravance Biopharma, Mr. Shafer served as Senior Vice President, General Counsel and Secretary at Theravance, Inc., since August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a cardiovascular medical device company. From 1993 to 1996 Mr. Shafer was a partner in the Business and Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.

 EXECUTIVE COMPENSATION

2014 Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer" and our next two most highly compensated executive officers for our fiscal year ended December 31, 2014 (our "named executive officers").

        Prior to the Spin-Off, all of our named executive officers were employed by Theravance, Inc. Following the Spin-Off Mr. Winningham initially worked for us on a part-time basis while he continued to serve as Chief Executive Officer of Theravance, Inc. Mr. Winningham began working for us on a full-time basis on August 16, 2014. Mr. Pasqualone, who was originally hired by Theravance, Inc. and commenced employment with them on January 13, 2014, began working for us at the effective time of the Spin-Off. Mr. Shafer remained employed by Theravance, Inc. after the Spin-Off until his resignation on August 31, 2014, at which time he began employment with us. Accordingly, unless indicated otherwise, the information provided below for periods prior to June 2, 2014 reflects compensation from Theravance, Inc. For the period after the Spin-Off, unless indicated otherwise, the information provided below only reflects compensation from us.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Share Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Rick E Winningham	2014	738,724	627,526	(2)	6,597,645	(3)	6,934,728	(4)	0	500	(5)	14,899,123
Chief Executive Officer	2013	857,940	129,004		244,420		—		516,016	500		1,747,880
Frank Pasqualone	2014	460,606	286,250	(2)	764,800	(3)	4,738,818	(4)	0	500	(5)	6,250,974
SVP, Operations
Bradford J. Shafer	2014	319,453	240,368	(2)	2,998,917	(3)	3,099,508	(4)	0	500	(5)	6,658,746
SVP, General Counsel &	2013	413,787	52,896		111,100		—		207,438	500		785,721
Secretary

(1)
Includes amounts deferred pursuant to both our and Theravance's 401(k) plans.

(2)
Reflects cash bonuses awarded under our annual cash bonus plan at the discretion of our Compensation Committee and which were paid in the first quarter of the following year. In the case of Mr. Winningham, who remained eligible for a partial 2014 bonus from Theravance, Inc., includes $243,605 paid by us pursuant to our bonus program and $383,921 paid by Theravance, Inc. pursuant to its bonus program. In the case of Mr. Pasqualone, includes a $25,000 signing bonus paid in connection with his commencement of employment with Theravance.

(3)
Represents the aggregate grant date fair value of stock awards granted by Theravance, Inc., computed in accordance with FASB ASC Topic 718. In accordance with the SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 13, 2015 for a discussion of all assumptions made by Theravance, Inc. in determining the grant date fair values of its equity awards. The 2014 amounts consist of the following:

  •
  $3,111,476 in the case of Mr. Winningham and $1,414,307 in the case of Mr. Shafer in incremental fair value associated with the determination by Theravance, Inc. of achievement of the performance-based vesting conditions applicable to certain performance-contingent Theravance, Inc. restricted stock awards ("RSAs") in connection with the Spin-Off. These RSAs will vest on June 2, 2015, subject to the officer's employment with us.

  •
  $3,168,839 in grant date fair value related to 138,897 performance-contingent Theravance, Inc. RSAs (and 39,685 of our ordinary shares distributed thereon in the Spin-Off) in the case of Mr. Winningham and $1,440,368 in grant date fair value related to 63,135 performance-contingent Theravance, Inc. RSAs (and 18,038 of our ordinary shares distributed thereon in the Spin-Off) in the case of Mr. Shafer for which we established new performance goals following the Spin-Off. Although the RSAs were granted to Messrs. Winningham and Shafer by Theravance, Inc. in 2011, the establishment of new performance goals is considered the grant of a new award under FASB ASC Topic 718. The grant date fair value of the shares subject to the new goals assumed that milestones adding up to a total of 5.3 points (the level required for purposes of full vesting of the shares) would be achieved, and which occurred in February 2015.

    •
    In the case of Messrs. Winningham and Shafer, 12.5% of the grant date fair value of the RSAs granted by Theravance, Inc. on June 2, 2014, which vested on February 20, 2015 based on service to us. 87.5% of each award was forfeited in connection with their resignation from employment with Theravance.

    •
    In the case of Mr. Pasqualone, the grant date fair value of the RSAs granted in connection with his commencement of employment with Theravance, Inc.

(4)
Reflects the aggregate grant date fair value of options granted by us and Theravance, Inc., computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on March 13, 2015, for a discussion of all assumptions made by us and Theravance, Inc. in determining the grant date fair values of their equity awards. Includes options to purchase our ordinary shares granted to the named executive officers in connection with their commencement of employment with us (and, in the case of Mr. Winningham, in connection with his transition from part-time to full-time employment with us), as well as an option to purchase shares of Theravance, Inc. common stock granted to Mr. Pasqualone in connection with his commencement of employment with Theravance, Inc.

(5)
Reflects a $500 401(k) matching contribution.

Narrative Disclosure to Summary Compensation Table

Named Executive Officer Compensation

        The compensation paid to our named executive officers for the fiscal year ended December 31, 2014 consisted of the following components: base salary, annual cash incentive compensation, equity incentive compensation and post-termination protection.

        Base salary.    The base salaries of our named executive officers in 2014 were determined in connection with their transition to employment with us at or following the Spin-Off and were consistent with their base salaries at Theravance, Inc. Mr. Winningham had an initial base salary of $177,166, which reflected his part-time employment with us, but which was increased to $885,828 in connection with the commencement of his full-time employment with us on August 15, 2014. The base salaries of Mr. Pasqualone and Mr. Shafer were $475,000 and $427,321, respectively, in 2014.

        Annual Cash Incentive Compensation.    Our named executive officers are eligible for annual cash incentives pursuant to our company-wide bonus program. Each officer's target bonus is expressed as a percentage of the officer's base salary. Our named executive officers' 2014 target bonuses were as follows: Mr. Winningham, 60%; Mr. Pasqualone, 50%; and Mr. Shafer 50%. The actual 2014 bonus amounts paid to our named executive officers are included in the "Bonus" column of the Summary Compensation Table and reflect an assessment of both our performance and the individual performance of our named executive officers.

        Equity Incentive Compensation.    In connection with the commencement of their employment with us, each of our named executive officers received an option grant pursuant to our 2013 Equity Incentive Plan (with Mr. Winningham receiving two option grants, one in connection with the commencement of his part-time role with us, and an additional grant when he commenced full-time employment with us). These options vest over four years, with 25% of our ordinary shares subject to the options vesting on the first anniversary of their commencement of employment (or in the case of Mr. Winningham's second option grant, the first anniversary of his transition to full-time employment with us), and the remaining amount of ordinary shares subject to the options vesting in equal monthly installments over the following 36 months thereafter. These options are described in the "Outstanding Equity Awards at 2014 Fiscal Year-End" table below.

        Our named executive officers also received equity awards from Theravance, Inc. prior to the Spin-Off. In June 2014, Messrs. Winningham and Shafer each received an award of restricted shares, 12.5% of which vested based on service to us through February 20, 2015 and the remainder of which was forfeited when the officers resigned their employment with Theravance, Inc. Mr. Pasqualone received both a stock option and restricted shares in connection with his commencement of employment with Theravance, Inc. on January 13, 2014.

        In connection with the Spin-Off, outstanding Theravance, Inc. equity awards held by our employees at the time of the Spin-Off were amended so that they would continue to vest based on service to us. As a result, the equity awards granted to Mr. Pasqualone in connection with his commencement of employment at Theravance, Inc. as well as prior equity awards granted to Messrs. Winningham and Shafer by Theravance, Inc. described in the "Outstanding Equity Awards at 2014 Fiscal-Year End" table below, continue to vest based on service to us. Additionally, the special long-term retention and incentive performance-contingent RSAs granted by Theravance, Inc. in February 2011 to members of Theravance, Inc.'s then-senior management, including Messrs. Winningham and Shafer, were modified in connection with the Spin-Off to (i) convert a portion of the remaining performance-contingent RSAs to time-based vesting, with such portion eligible to vest on the one year anniversary of the Spin-Off, subject to the holder's continued service with either Theravance, Inc. or us, and (ii) allow us to establish new performance goals for the remaining performance-contingent RSAs after the Spin-Off for holders that became employed by us.

        Post-Termination Protection.    Our named executive officers are eligible to participate in our change in control severance plan, as described below in "Change in Control Severance Plan." The Theravance, Inc. equity awards held by our named executive officers include double trigger acceleration benefits in the event we are acquired and an officer is subject to an involuntary termination, as described in the "Outstanding Equity Awards at 2014 Fiscal-Year End" table below.

Employment Arrangements

        We have entered into employment offer letters with each of our named executive officers that set forth the officer's initial base salary, target bonus opportunity and provide that the officer's employment will be "at will" and may be terminated by either party at any time. With the exception of Mr. Winningham, none of our named executive officers is currently eligible for any severance benefits pursuant to their employment offer letters.

        Mr. Winningham's offer letter provides that if his employment is terminated by us without cause and he is not eligible for severance benefits under our Change in Control Severance Plan, he will receive a lump-sum severance payment of 24 months' salary plus two times his current target bonus provided he signs a general release of claims. "Cause" means Mr. Winningham's (i) unauthorized use or disclosure of our confidential information or trade secrets, which use causes material harm to us, (ii) conviction of a felony under the laws of the U. S. or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from our board of directors.

        In addition, the offer letters we entered into with Messrs. Winningham and Shafer provide that in the event Theravance, Inc. is subject to a change in control while the officer is employed by us and an independent accounting firm determines that the officer would be subject to excise taxes under IRC Section 4999 in connection with such change in control, the officer will be eligible to receive a tax gross-up payment from us.

Outstanding Equity Awards at 2014 Fiscal Year-End

        The following table sets forth information regarding each unexercised option to purchase our ordinary shares, as well as all restricted ordinary shares held by each of our named executive officers as of December 31, 2014. The restricted ordinary shares in the table below represent our ordinary shares that were received by our named executive officers in the Spin-Off in respect of their restricted shares of Theravance, Inc. common stock and which are subject to the same terms and conditions, including vesting, as the Theravance, Inc. shares to which they relate.

        Unless otherwise indicated below, all of our equity awards were granted under our 2013 Equity Incentive Plan and will fully vest in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards. For additional information regarding other vesting acceleration provisions applicable to the outstanding equity awards held by our named executive officers, please see the section titled "Change in Control Severance Plan" below.

        The table below also includes information regarding all Theravance, Inc. stock options and RSAs held by each of our named executive officers as of December 31, 2014. In connection with the Spin-Off, all outstanding Theravance, Inc. options were adjusted using a formula designed to preserve the intrinsic value of the award prior to the Spin-Off. No adjustment was made to the number of Theravance, Inc. RSAs as the holders of Theravance, Inc. RSAs received ordinary shares in the Spin-Off. In addition, all outstanding Theravance, Inc. equity awards held by our employees were amended so that they remain outstanding and continue to vest based on service to either Theravance, Inc. or us following the Spin-Off and to provide that the equity awards will fully vest if the employee is subject to an involuntary termination in connection with or following our change of control.

		Option Awards						Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)		(b)		(c)		(e)	(f)	(g)		(h)	(i)		(j)
Rick E Winningham	TBPH	—		80,000	(3)	23.51	6/02/2024	—		—	—		—
	TBPH	—		320,000	(4)	28.35	8/21/2024	—		—	—		—
	THRX	87,686	(5)	—		23.46	2/07/2016	—		—	—		—
	THRX	87,686	(6)	—		26.90	2/13/2017	—		—	—		—
	TBPH	—		—		—	—	31,029	(7)	462,953	39,685	(8)	592,100
	THRX	—		—		—	—	108,603	(7)	1,536,732	138,897	(8)	1,965,393
	TBPH	—		—		—	—	15,714	(9)	234,453	—		—
	THRX	—		—		—	—	55,000	(9)	778,250	—		—
	TBPH	—		—		—	—	1,963	(10)	29,288	—		—
	THRX	—		—		—	—	6,874	(10)	97,268	—		—
	TBPH	—		—		—	—	3,535	(11)	52,743	—		—
	THRX	—		—		—	—	12,374	(11)	175,092	—		—
	THRX	—		—		—	—	13,750	(12)	194,563	—		—
Frank Pasqualone	TBPH	—		100,000	(3)	23.51	6/02/2024	—		—	—		—
	THRX	—		189,647	(13)	30.25	1/22/2024	—		—	—		—
	TBPH	—		—		—	—	5,714	(14)	85,253	—		—
	THRX	—		—		—	—	20,000	(14)	283,000	—		—
Bradford J. Shafer	TBPH	—		170,000	(15)	28.75	9/07/2024	—		—	—		—
	THRX	20,392	(5)	—		23.46	2/07/2016	—		—	—		—
	THRX	20,392	(6)	—		26.90	2/13/2017	—		—	—		—
	TBPH	—		—		—	—	14,104	(7)	210,432	18,038	(8)	269,127
	THRX	—		—		—	—	49,365	(7)	698,515	63,135	(8)	893,360
	TBPH	—		—		—	—	7,143	(9)	106,574	—		—
	THRX	—		—		—	—	25,000	(9)	353,750	—		—
	TBPH	—		—		—	—	891	(10)	13,293	—		—
	THRX	—		—		—	—	3,124	(10)	44,204	—		—
	TBPH	—		—		—	—	1,605	(11)	23,947	—		—
	THRX	—		—		—	—	5,624	(11)	79,580	—		—
	THRX	—		—		—	—	6,250	(12)	88,438	—		—

(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our ordinary shares or Theravance, Inc.'s common stock, as applicable, at the end of the respective company's 2014 fiscal year, which was $14.92 for us and $14.15 for Theravance, Inc. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of the respective company's shares.

(2)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our ordinary shares or Theravance, Inc.'s common stock, as applicable, at the end of the respective company's 2014 fiscal year, which was $14.92 for us and $14.15 for Theravance, Inc. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the shares vest following achievement of the performance milestones and the future performance of the respective company's shares.

(3)
Messrs. Winningham and Pasqualone were each granted options under our 2013 Equity Incentive Plan on June 3, 2014 in connection with their commencement of employment with us. 25% of the shares subject to the option vested on February 20, 2015 and the remaining shares will vest monthly thereafter, subject to the officer's continuous service through each vesting date.

(4)
Mr. Winningham was granted an option under our 2013 Equity Incentive Plan on August 22, 2014 in connection with commencing full-time employment with us. 25% of the shares subject to the option will vest on August 15, 2015 and the remaining shares will vest monthly thereafter, subject to Mr. Winningham's continuous service through each vesting date.

(5)
Messrs. Winningham and Shafer were granted options by Theravance, Inc. on February 8, 2006 under its 2004 Equity Incentive Plan. The options vested over a four-year period from the date of grant and became fully vested on February 8, 2010.

(6)
Messrs. Winningham and Shafer were granted options by Theravance, Inc. on February 14, 2007 under its 2004 Equity Incentive Plan. The options vested over a four-year period from the date of grant and became fully vested on February 14, 2011.

(7)
Messrs. Winningham and Shafer received performance-contingent RSAs from Theravance, Inc. under its 2004 Incentive Plan on February 11, 2011. The number of shares in column (g) reflects the RSAs for which the performance-based vesting was deemed achieved in connection with the Spin-Off. These RSAs will vest on June 2, 2015, subject to the officer's continuous service through such date.

(8)
Messrs. Winningham and Shafer each received performance-contingent RSAs from Theravance, Inc. under its 2004 Equity Incentive Plan on February 11, 2011. In connection with the Spin-Off, our compensation committee established new goals applicable to the number of shares in column (i). Upon achievement of goals worth an aggregate of 5.3 points before December 31, 2016, the performance conditions would be achieved, commencing one-year time based vesting of the shares. In February 2015, our compensation committee certified the achievement of the goals applicable to the shares. These shares will vest on February 20, 2016, subject to the officer's continuous service through such date.

(9)
Messrs. Winningham and Shafer each received RSAs from Theravance, Inc. under its 2004 Equity Incentive Plan on February 11, 2011. 20% of the RSAs vested on February 20, 2012, and the remaining 20% of the RSAs vest in equal quarterly installments over the following four years, subject to the officer's continuous service through each vesting date.

(10)
Messrs. Winningham and Shafer each received RSAs from Theravance, Inc. under its 2012 Equity Incentive Plan on February 15, 2012. 25% of the RSAs vested on February 20, 2013, and the remaining 75% of the RSAs vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date. Includes 3,437 Theravance, Inc. RSAs (and 982 of our ordinary shares related thereto) in the case of Mr. Winningham and 1,562 Theravance, Inc. RSAs (and 446 of our ordinary shares related thereto) in the case of Mr. Shafer that were subject to achievement of a performance goal by December 31, 2013 that has already been achieved.

(11)
Messrs. Winningham and Shafer each received RSAs from Theravance, Inc. under its 2012 Equity Incentive Plan on February 7, 2013. 25% of the RSAs vested on February 20, 2014, and the remaining 75% of the RSAs vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date. Includes 6,187 Theravance, Inc. RSAs (and 1,767 of our ordinary shares related thereto) in the case of Mr. Winningham and 2,812 Theravance, Inc. RSAs (802 of our ordinary shares related thereto) in the case of Mr. Shafer that were subject to achievement of a performance goal by December 31, 3014 that has already been achieved.

(12)
Messrs. Winningham and Shafer each received RSAs from Theravance, Inc. under its 2012 Equity Incentive Plan on June 2, 2014. While these RSAs were scheduled to vest over four years from February 20, 2014, 87.5% of the RSAs were forfeited when each officer resigned his employment with Theravance, Inc. The remaining 12.5% vested on February 20, 2015 based on service to us.

(13)
Mr. Pasqualone was granted an option by Theravance, Inc. under its 2012 Equity Incentive Plan on January 23, 2014 in connection with commencing employment with Theravance, Inc. 25% of the shares subject to the option vested on February 3, 2015 and the remaining shares will vest monthly thereafter, subject to Mr. Pasqualone's continuous service through each vesting date.

(14)
Mr. Pasqualone was granted RSAs by Theravance, Inc. under its 2012 Equity Incentive Plan on January 23, 2014 in connection with commencing employment with Theravance, Inc. 25% of the RSAs will vest on February 20th of each of 2016, 2017, 2018 and 2019.

(15)
Mr. Shafer was granted an option under our 2013 Equity Incentive Plan on September 8, 2014 in connection with commencing employment with us. 25% of the shares subject to the option will vest on September 1, 2015 and the remaining shares will vest monthly thereafter, subject to Mr. Shafer's continuous service through each vesting date.

Change in Control Severance Plan

        Each of our named executive officers is eligible to participate in our change in control severance plan, which provides for the following benefits if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after our change in control, provided the officer signs a release of claims:

  •
  In the case of our Vice Presidents, a lump sum payment equal to 100% of the officer's annual base salary and target bonus.

  •
  In the case of our Senior Vice Presidents, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter of twelve months (in the case of our Vice Presidents) or 18 months (in the case of our Senior Vice Presidents and our Chief Executive Officer) or the expiration of the officer's continuation coverage under COBRA.

  •
  Full vesting of any unvested options or other equity awards held by the officer.

  •
  In the case of named executive officers eligible to participate in the Theravance, Inc. Amended and Restated Change in Control Severance Plan (i.e., such named executive officer was an officer of Theravance, Inc. as of December 16, 2009), a tax gross-up payment in the event an independent accounting firm selected by us determines that the named executive officer would be subject to excise taxes under IRC Section 4999 as a result of payments under the change in control severance plan or otherwise.

        A "change in control" for purposes of our change in control severance plan includes:

  •
  The consummation of a merger or consolidation if persons who were not our shareholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our board of directors as a result of which fewer than 50% of the incumbent directors either were directors on the date twelve months prior to the change in control (the "Original Directors") or were appointed or nominated for election to the board of directors by a majority of the Original Directors or directors whose appointment or nomination was approved by at least 50% of the Original Directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

        A transaction shall not constitute a change in control if its sole purpose is to change our country or state of incorporation, as applicable, or to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction. In addition, a transaction shall not constitute a change in control unless it also constitutes a "change in control event" under Treasury Regulation 1.409A-3(a)(5).

        An "involuntary termination" for purposes of our change in control severance plan means a termination of an officer's employment for reasons other than misconduct, or an officer's resignation following (1) a material diminution in the officer's authority, duties or responsibilities, (2) a material reduction in the officer's base compensation, (3) a material change in the officer's work location or (4) a material breach of the officer's employment agreement by us. In order to qualify as an involuntary termination, the officer must give written notice to us within 90 days after the initial existence of one of the conditions described above and such condition must not have been cured within 30 days thereafter.

        "Misconduct" for purposes of our change in control severance plan means an officer's (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of confidential information or trade secrets or (3) other material intentional misconduct adversely affecting our business or affairs.

Retirement Benefits

        Our U.S. employees, including our named executive officers, are eligible to participate in a 401(k) tax-deferred savings plan that permits contributions by salary deduction pursuant to IRC Section 401(k).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of February 17, 2015 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all of ordinary shares shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 33,806,873 shares of Common Stock outstanding as of February 17, 2015. Options to purchase shares of our ordinary shares that are exercisable within 60 days of February 17, 2015 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Ordinary Shares
5% Shareholders
GlaxoSmithKline plc(2)	8,299,218	24.5%
980 Great West Road Brentford Middlesex TW8 9GS United Kingdom
Baupost Group, L.L.C.(3)	6,061,228	17.9%
10 St. James Ave, Suite 1700 Boston, MA 02116
Blackrock, Inc.(4)	2,034,897	6.0%
55 East 52nd Street New York, NY 10055
Named Executive Officers and Directors
Rick E Winningham(5)	293,305	*
Frank Pasqualone(6)	32,797	*
Bradford J. Shafer(7)	43,762	*
Michael Atieh(8)	13,333	*
Eran Broshy(9)	13,333	*
Henrietta H. Fore(10)	13,333	*
Robert V. Gunderson, Jr.(11)	41,239	*
Burton G. Malkiel, Ph.D.(12)	17,904	*
Dean Mitchell(13)	13,333	*
Peter S. Ringrose, Ph.D.(14)	16,761	*
George M. Whitesides, Ph.D.(15)	228,387	*
William D. Young(16)	30,457	*
All executive officers and directors as a group (17 persons)(17)	1,100,632	3.2%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Based on a Form 4 filed with the Securities and Exchange Commission on June 4, 2014. Shares are held of record by Glaxo Group Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc, an English public limited company.

(3)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2015 jointly filed by The Baupost Group, L.L.C. ("Baupost"), SAK Corporation and Seth A. Klarman. Baupost Group is a registered investment adviser and acts as an investment adviser and general partner to certain private investment limited partnerships. SAK Corporation is the Manager of Baupost. Mr. Klarman, as the sole director and sole officer of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13 of the Exchange Act, of the securities beneficially owned by Baupost. Securities reported on this Schedule 13G as being beneficially owned by Baupost were purchased on behalf of various private investment limited partnerships.

(4)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2015, BlackRock, Inc. has sole voting power over 1,979,071 ordinary shares and sole dispositive power over 2,034,897 ordinary shares. The subsidiaries included in the report were as follows: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC.

(5)
Includes: (i) 21,667 shares subject to options exercisable within 60 days of February 17, 2015 and (ii) 91,926 of our ordinary shares distributed in the Spin-Off on Theravance, Inc. restricted shares and which remain subject to vesting.

(6)
Includes: (i) 27,083 shares subject to options exercisable within 60 days of February 17, 2015 and (ii) 5,714 of our ordinary shares distributed in the Spin-Off on Theravance, Inc. restricted shares and which remain subject to vesting.

(7)
Includes: 41,781 of our ordinary shares distributed in the Spin-Off on Theravance, Inc. restricted shares and which remain subject to vesting.

(8)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(9)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(10)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(11)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(12)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(13)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(14)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(15)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(16)
Includes: 13,333 shares subject to options exercisable within 60 days of February 17, 2015.

(17)
Includes an aggregate of (i) 207,849 shares subject to options exercisable within 60 days of February 17, 2015 and (ii) 270,692 of our ordinary shares distributed in the Spin-Off of Theravance, Inc. restricted shares and which remain subject to vesting.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2014 with respect to our ordinary shares that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	3,857,626	$25.00	2,428,087	(1)
Equity compensation plans not approved by shareholders	104,800	$14.90	645,200

Total	3,962,426	$24.73	3,073,287	(1)

(1)
Includes 857,142 of our ordinary shares available for issuance under our 2013 Employee Share Purchase Plan.

        The Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan is a non-shareholder approval plan, which was adopted by our board of directors on October 22, 2014 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory share options, share appreciation rights, restricted shares and share units may be granted under the 2014 New Employee Equity Incentive Plan to new employees of Theravance Biopharma. Our board of directors authorized 750,000 of our ordinary shares for issuance under the 2014 New Employee Equity Incentive Plan. All option grants made pursuant to the plan must have an exercise price per share of no less than 100% of the fair market value per ordinary share on the grant date. Each option or other equity incentive award granted pursuant to the plan will vest in installments over the holder's period of service with us. Additional features of the 2014 New Employee Equity Incentive Plan are outlined in Note 6 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 13, 2015.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeds or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by applicable law and our Amended and Restated Memorandum and Articles of Association. In addition, the indemnification agreements provide that, to the fullest extent permitted by the applicable laws, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

Policies and Procedures for Related Party Transactions

        Pursuant to our code of conduct and audit committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such persons' immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed transactions, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director's independence. Our audit committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Theravance Biopharma's best interests, as our audit committee determines in the good faith exercise of its discretion.

        We have engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), of which Mr. Gunderson, one of our directors, is a founding partner, as our primary legal counsel. Fees and reimbursable expenses are incurred in the ordinary course of business, and during the year ended December 31, 2014, we incurred fees and reimbursable expenses in the ordinary course of business of approximately $1.1 million to Gunderson Dettmer. Mr. Gunderson's interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. We expect to continue to retain the services of Gunderson Dettmer in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of our ordinary shares, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31, 2014, our directors, executive officers and greater than 10% shareholder complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were due.

 AUDIT COMMITTEE REPORT

        The information contained in the following report of Theravance Biopharma's audit committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Theravance Biopharma specifically incorporates it by reference.

Role of the Audit Committee

        The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Theravance Biopharma's audit committee charter, published on the corporate governance section of Theravance Biopharma's website at wwwtheravance.com.

        The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended December 31, 2014

        The audit committee has reviewed and discussed with Theravance Biopharma's management and Ernst & Young LLP the audited consolidated financial statements of Theravance Biopharma for the year ended December 31, 2014. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

        The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.

        Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Theravance Biopharma's annual report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Submitted by the audit committee

Burton G. Malkiel, Ph.D., Chairman
Michael G. Atieh
Henrietta H. Fore
Dean J. Mitchell

 OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Theravance Biopharma may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.

THE BOARD OF DIRECTORS March 17, 2015

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X THERAVANCE BIOPHARMA, INC. 020VIB 1 U PX + Annual General Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEM 2. For Against Abstain 2. Ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Change of Address — Please print new address below. Comments — Please print your comments below. 1. ELECTION OF DIRECTORS IMPORTANT ANNUAL GENERAL MEETING INFORMATION Nominees Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01 - Eran Broshy 02 - Henrietta H. Fore 03 - Burton G. Malkiel, Ph.D. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 2 6 6 4 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 21, 2015. Vote by Internet • Go to www.investorvote.com/TBPH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Annual General Meeting of Shareholders – April 22, 2015 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Rick E Winningham and Renee D. Gala, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Ordinary Shares of Theravance Biopharma, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the company to be held April 22, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) Proxy — THERAVANCE BIOPHARMA, INC. Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2014 Annual Report on Form 10-K are available at: http://investor.theravance.com/proxy.cfm qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q